MINERAL PROPERTY OPTION AMENDING AGREEMENT

THIS MINERAL PROPERTY OPTION AMENDING AGREEMENT (the "**Amendment Agreement**") is dated effective as of the 29th day of May, 2008 (the "**Effective Date**").

BETWEEN:

> **STARFIRE MINERALS INC.**, a company duly incorporated in the Province of British Columbia, having an office at 520 – 355 Burrard Street, Vancouver, British Columbia, V6C 2G8
>
> (the "**Owner**")

OF THE FIRST PART

AND:

> **SANTOS RESOURCES CORP.**, a company duly incorporated in the State of Nevada, having an office at 11450 – 201A Street, Maple Ridge, British Columbia, V2X 0Y4
>
> ("**Santos**")

OF THE SECOND PART

WHEREAS:

A. This Amendment Agreement is supplemental to a mineral property option agreement dated for reference June 25, 2007 (the "**Original Option Agreement**"), between the Owner and Santos in respect of certain mining claims located in the Province of Quebec, commonly referred to as the "Lordeau property" (the "**Property**"), which Property is more particularly described in Schedule "A" attached to the Original Option Agreement;

B. The Original Option Agreement is attached hereto as Schedule "A"; and

C. The Owner and Santos have agreed to amend the Original Option Agreement as herein set out.

THEREFORE THIS AMENDMENT AGREEMENT WITNESSES that in consideration of the sum of one ($1.00) dollar now paid by Santos to the Owner, the receipt of which is hereby acknowledged, and the mutual covenants and agreements herein set forth, the parties hereto covenant and agree as follows:

1. The recitals to this Amendment Agreement are true and correct in substance and in fact. Capitalized terms used in this Amendment Agreement and not defined herein shall have the same meaning as set out in the Original Option Agreement.

2. The Original Option Agreement shall be amended by deleting section 2.1 in its entirety and replacing it with the following, which amendment shall be in effect from and after the Effective Date:

"2.1 Subject to the approval of the TSX Venture Exchange, the Owner hereby gives and grants to Santos the sole and exclusive right and option (the "**Option**") to acquire from the Owner a seventy five percent (75%) undivided interest in and to the Property (subject to the NSR Royalty reserved to the Owner as referred to in section 2.6) in accordance with the terms of this Agreement."

3. The Original Option Agreement shall be amended by deleting section 2.6 in its entirety and replacing it with the following, which amendment shall be in effect from and after the Effective Date:

"2.6 The purchase and sale of the Property is subject to a 3.0% net smelter return royalty (the "**NSR Royalty**") in favour of the Owner, which NSR Royalty shall be calculated in accordance with the formula set out in Schedule "B" attached hereto and forming a material part of this Agreement. Santos may purchase in the aggregate up to two-thirds of the NSR Royalty (i.e. 2.0% of the 3.0% NSR Royalty) (the "**Repurchasable NSR**") on the basis of one hundred thousand ($100,000) dollars for each one-tenth percent of the initial half of the Repurchasable NSR (i.e. $100,000 per 0.1% NSR Royalty up to 1.0% of the 3.0% NSR Royalty) and thereafter at one hundred and fifty thousand ($150,000) dollars for each one-tenth percent of the balance of the Repurchasable NSR (i.e. $150,000 per 0.1% NSR Royalty from 1.1% to 2.0% of the 3.0% NSR Royalty). To exercise its option to purchase the Repurchasable NSR or any portion thereof, Santos shall provide the Owner with at least 30 days advance written notice of its intention to do so, and shall close upon each purchase within 60 days of each notice."

4. The parties confirm that in all other respects, the terms, covenants and conditions of the Original Option Agreement remain unchanged and in full force and effect, except as modified by this Amendment Agreement, provided that from and after the Effective Date the Original Option Agreement shall be read and interpreted in conjunction with this Amendment Agreement.

5. This Amendment Agreement shall enure to the benefit and be binding upon the parties hereto and their respective heirs, executors, administrators and assigns as the case may be.

6. This Amendment Agreement shall be construed in accordance with and governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. All actions arising from this Amendment Agreement shall be commenced and maintained in the Supreme Court of British Columbia.

7. Any provision or part of a provision in this Amendment Agreement determined by a court of competent jurisdiction to be invalid, illegal or unenforceable shall be deemed

8. stricken to the extent necessary to eliminate any invalidity, illegality or unenforceability, and the rest of this Amendment Agreement and all other provisions and parts thereof shall remain in full force and effect and be binding upon the parties hereto as though the said illegal and/or unenforceable provision or part thereof had never been included in this Amendment Agreement.

9. This Amendment Agreement may be executed in any number of counterparts and by facsimile transmission with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and constitute one and the same agreement.

IN WITNESS WHEREOF this Amendment Agreement has been signed by the parties as of the day and year first above written.

STARFIRE MINERALS INC.

per: ______________________
Authorized Signatory

SANTOS RESOURCES CORP.

per: ______________________
Authorized Signatory